JPE, INC.
                                    ---------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held September 30, 1998


To the Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of JPE, Inc. (the "Company") to be held at the Sheraton Inn-Ann Arbor, 3200 Boardwalk, Ann Arbor, Michigan 48108, on Wednesday, September 30, 1998 at 9:00 a.m., local time, for the following purposes:

     (1) To elect two directors of the Company to serve until the Annual Meeting of Shareholders in 2001.

     (2) To consider such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on August 5, 1998 will be entitled to vote at the Meeting.

     Your attention is called to the attached proxy statement and accompanying proxy. It is important that your shares be represented and voted at the Annual Meeting, regardless of whether you plan to attend in person. You are therefore urged to sign, date and return the accompanying proxy card promptly in the enclosed envelope. If you attend the Meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 accompanies this Notice.

                                   By Order of the Board of Directors



                                   Donna L. Bacon, Secretary

Ann Arbor, Michigan
August 31, 1998

                                    JPE, INC.
                              775 Technology Drive
                                    Suite 200
                            Ann Arbor, Michigan 48108
                            -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held September 30, 1998


GENERAL INFORMATION

     The Annual Meeting of Shareholders of JPE, Inc. (the "Company") will be held at the Sheraton Inn-Ann Arbor, 3200 Boardwalk, Ann Arbor, Michigan 48108, on Wednesday, September 30, 1998, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and the proxy is August 31, 1998.

     It is important that your shares be represented at the Meeting. If you are unable to attend the Meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting.

     Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy material to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of the Company's Common Stock at the close of business on August 5, 1998 are entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof, each share having one vote. On such record date, the Company had issued and outstanding 4,602,180 shares of Common Stock.

     Set forth below is information relating to the beneficial ownership of outstanding shares of Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of August 5, 1998:

Name and Address
of Beneficial Owner                       Shares Beneficially Owned
-------------------                       -------------------------
                                                     Indirectly through        Percent
                                      Number        Shareholder Agreement      of Class
                                      ------        ---------------------      --------

Dr. John Psarouthakis (1)           786,212 (2)         1,310,667 (3)           45.6%
775 Technology Drive, Suite 200
Ann Arbor, Michigan 48108

Dimensional Fund Advisors, Inc.     246,100 (4)                                  5.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

(1)  Chairman  of the Board,  Chief  Executive  Officer  and a  Director  of the
     Company.

(2) Consists of (a) 721,212 shares owned by a trust of which Dr. Psarouthakis is trustee and a beneficiary and (b) 65,000 shares subject to stock options exercisable within 60 days of August 5, 1998.

(3) Consists of (a) 40,000 shares held by a charitable foundation established by Dr. Psarouthakis and (b) shares owned or subject to stock options exercisable within 60 days of August 5, 1998 by persons who have granted Dr. Psarouthakis the power to vote their shares until various dates in 2007 under a shareholder agreement.

(4) Based on information as of December 31, 1997 contained in Form 13G filed with the Securities and Exchange Commission (the "Commission") by the shareholder.



                            I. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes serving staggered three-year terms, with each class as nearly equal in number as possible. The Board of Directors proposes that Dr. David E. Cole and Mr. John F. Daly be elected as directors of the Company to hold office for a three-year term until the Annual Meeting of Shareholders in 2001, or until their successors are elected and qualified. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. Withheld votes and broker non-votes will not be deemed votes cast in determining the nominee vote, but they will be counted for purposes of determining whether a quorum is present. In case a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

     The following information is furnished with respect to each nominee for election as a director, each person whose term of office as a director will continue after the Meeting and each executive officer of the Company.

                                                                                     Percent of
                                                                                   Total Shares of
                                                                    Shares of       Common Stock
                                                                   Common Stock    of the Company
                                  Positions and Offices            Beneficially     Beneficially        Term
                                   with the Company and            Owned as of      Owned as of          to
Name of Officer           Age   Other Principal Occupations       August 5, 1998   August 5, 1998      Expire
---------------           ---   ---------------------------       --------------   --------------      ------

             NOMINEES FOR ELECTION AS DIRECTOR FOR A THREE-YEAR TERM

David E. Cole (1)         60     Director of the Company;               3,000              *            1998
(May 1997)                       Director of Office for
                                 the Study of Automotive
                                 Transportation at
                                 University of Michigan's
                                 Transportation Research
                                 Institute

John F. Daly (2)          75     Director of the Company;              26,200              *            1998
(May 1993)                       Retired Vice Chairman of
                                 the Board of Directors of
                                 Johnson Controls, Inc.


                         DIRECTORS CONTINUING IN OFFICE

John Psarouthakis (3)     66     Chairman of the Board,             2,096,879             45.6          2000
(December 1990)                  Chief Executive Officer
                                 and Director of the
                                 Company

Otto Gago (4)             63     Director of the Company;              37,462              *            2000
(May 1993)                       Thoracic and Cardiovascular
                                 Surgeon

Donald R. Mandich (5)     72     Director of the Company;              26,200              *            1999
(May 1993)                       Retired Chairman and Chief
                                 Executive Officer of Michigan
                                 Mutual Insurance Company and
                                 its subsidiaries


                            OTHER EXECUTIVE OFFICERS

Donna L. Bacon (6)        47     President, General Counsel            54,750              *             --
                                 and Secretary

James J. Fahrner (7)      47     Executive Vice President and          57,000              *             --
                                 Chief Financial Officer

All Directors and
Executive Officers
as a Group
(7 persons) (8)                                                     2,301,491             50.0

*        Less than 1%.

(1) Consists of (a) 500 shares owned by Dr. Cole jointly with his wife and (b) 2,500 shares subject to stock options exercisable within 60 days of August 5, 1998.

(2) Consists of (a) 16,700 shares owned by Mr. Daly directly and (b) 9,500 shares subject to stock options exercisable within 60 days of August 5, 1998. Does not include 2,000 shares owned by a trust of which Mr. Daly's wife is trustee and beneficiary.

(3) Consists of (a) 721,212 shares owned by a trust of which Dr. Psarouthakis is trustee and a beneficiary, (b) 65,000 shares subject to stock options exercisable within 60 days of August 5, 1998, and (c) 1,310,667 shares owned or subject to stock options exercisable within 60 days of August 5, 1998 by persons who have granted Dr. Psarouthakis the power to vote their shares until various dates in 2007 under a shareholder agreement.

(4) Consists of (a) 27,962 shares held in Dr. Gago's individual retirement account and (b) 9,500 shares subject to stock options exercisable within 60 days of August 5, 1998. Dr. Psarouthakis has the power to vote the shares held in Dr. Gago's individual retirement account under a shareholder agreement. Does not include (a) 215,627 shares held by Dr. Gago's wife and
     (b) 15,000 shares held by a charitable foundation established by Dr. and Mrs. Gago, all of which Dr. Psarouthakis has the power to vote under a shareholder agreement.

(5) Consists of (a) 16,700 shares owned by a trust of which Mr. Mandich is trustee and beneficiary and (b) 9,500 shares subject to stock options exercisable within 60 days of August 5, 1998.

(6) Consists of (a) 3,000 shares owned by Ms. Bacon directly and (b) 51,750 shares subject to stock options exercisable within 60 days of August 5, 1998.

(7) Consists of (a) 3,000 shares owned by a trust of which Mr. Fahrner is trustee and a beneficiary and (b) 54,000 shares subject to stock options exercisable within 60 days of August 5, 1998.

(8) Includes 201,750 shares subject to stock options exercisable within 60 days of August 5, 1998 by the Company's directors and executive officers as a group.



OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

     Following each director's name is a brief account of his business experience during the past five years.

JOHN PSAROUTHAKIS

     Dr. John Psarouthakis is the founder of the Company and has been Chairman of the Board, Chief Executive Officer and a Director of the Company since it began operations in late 1991. In 1978, Dr. Psarouthakis organized J. P. Industries, Inc. ("JPI"), which became a Fortune 500 transportation components manufacturing and distribution company, where he served as Chairman, President and a Director until its sale in August, 1990. After the sale of JPI, Dr. Psarouthakis was involved in various private investments and professional activities until the Company began operations. Dr. Psarouthakis is currently an Adjunct Professor teaching Acquisitions and Mergers at The University of Michigan Graduate School of Business.

DAVID E. COLE

     Dr. David E. Cole has been the Director of the Office for the Study of Automotive Transportation (OSAT) at the University of Michigan's Transportation Research Institute since 1978. He has worked extensively on internal combustion engines, vehicle design, and overall automotive industry trends. Dr. Cole is a director of the Automotive Hall of Fame and is on the Board of Trustees of Hope College. Dr. Cole became a Director of the Company in May 1997.

JOHN F. DALY

     Mr. John F. Daly was the Chairman of the Board of Directors and Chief Executive Officer of Hoover Universal, Inc., a diversified manufacturer of industrial engineered parts and components, from 1976 until his retirement in 1987. Mr. Daly also served as the Vice Chairman of the Board of Directors of Johnson Controls, Inc., from May 1985 until his retirement in 1987. Mr. Daly is a director of AAOMS-Educational Foundation, Comerica Bank & Trust, F.S.B., Edwards Brothers, Inc. and Handleman Company and is a trustee of Sienna Heights College. Mr. Daly became a Director of the Company in May 1993.

OTTO GAGO

     Dr. Otto Gago has been a thoracic and cardiovascular surgeon since 1967. He currently practices in Ann Arbor, Michigan. Dr. Gago is also an investor in new businesses and real estate ventures. Dr. Gago became a Director of the Company in May 1993.

DONALD R. MANDICH

     Mr. Donald R. Mandich served as Chairman and Chief Executive Officer of Michigan Mutual Insurance Company and its subsidiaries from May 1995 through May 1996 and has served as a director of such company since May 1985. He was Chairman of the Board and Chief Executive Officer of Comerica Bank from 1981 until his retirement in 1990. Mr. Mandich is a member of the Board and former Chairman of the Heart and Vascular Institute of the Henry Ford Hospital. Mr. Mandich became a Director of the Company in May 1993.

     During the fiscal year ended December 31, 1997, the Board of Directors of the Company held six meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee, a Compensation Committee and an Executive Committee to assist it in the management of the affairs of the Company.

     The Company's Audit Committee held two meetings in the fiscal year ended December 31, 1997. The Audit Committee is composed of Messrs. Daly, Gago and Mandich and is responsible for the engagement of the Company's independent accountants and reviews with them the scope and timing of their audit services and any other services they may be asked to perform, their report on the Company's accounts following completion of the audit and the Company's policies and procedures relating to internal accounting and financial controls. PricewaterhouseCoopers L.L.P. serves as independent auditors of the Company. The Board of Directors has ratified the engagement of PricewaterhouseCoopers L.L.P. for 1998.

     The current members of the Company's Compensation Committee are Messrs. Daly, Gago and Mandich. The Compensation Committee determines the compensation payable and other benefits available to the Company's executive officers and to some of the Company's other management. During the fiscal year ended December 31, 1997, the Compensation Committee held one meeting.

     The  current  members  of  the  Company's   Executive   Committee  are  Dr.
Psarouthakis and Messrs. Daly and Mandich. The Executive Committee held one meeting during the fiscal year ended December 31, 1997.

     The Board of Directors does not have a nominating committee, but from time to time it may establish committees in addition to the Audit, Compensation and Executive Committees to assist it in the discharge of its responsibilities.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     COMPENSATION OF DIRECTORS

     Each director who is not also an officer or employee of the Company receives a semi-annual director's fee of $3,000 and is reimbursed for expenses of attending Board of Directors and committee meetings.

     In addition, non-employee directors receive grants for stock options pursuant to the JPE, Inc. Director Stock Option Plan (the "Director Plan"). Each non-employee director of the Company who was a member of the Board on April 27, 1995, the date the Director Plan was adopted by the Board, was granted an option to purchase 5,000 shares of Common Stock of the Company and each non-employee director who is subsequently first elected or appointed to serve as a member of the Board is automatically granted on the date of such election an option to purchase 5,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Company's Common Stock on the date of such grant. On the date of each annual meeting of shareholders subsequent to April 27, 1995, each non-employee director serving on or elected to the Board on such date shall receive an option to purchase 3,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Company's Common Stock on the date of such grant

     SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended December 31, 1995, 1996 and 1997 concerning compensation of the Company's Chief Executive Officer and each of the Company's executive officers whose total annual salary and bonus exceeded $100,000 in 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                       Compensation
                                  Annual Compensation                                     Awards
                                  -------------------                                  ------------

                            Fiscal                                  Other Annual       Stock Option         All Other
Name and Position            Year      Salary (1)      Bonus      Compensation (2)      Shares (#)      Compensation (3)
-----------------           ------     ----------      -----      ----------------     ------------     ----------------

John Psarouthakis            1997       $250,008         -0-             --               -0-            $ 9,550
 Chairman of the             1996        233,333      $50,000            --            110,000 (4)         9,250
 Board, Chief                1995        192,500       50,000            --             90,000             4,500
 Executive Officer
 and Director

Donna L. Bacon               1997        165,988         -0-             --               -0-              9,550
 President, General          1996        152,500       40,000            --             75,000 (5)         9,250
 Counsel and Secretary       1995        146,625       35,000            --             15,000              -0-

C. William Mercurio (6)      1997         97,475         -0-             --               -0-             51,550 (7)
 Former President-OEM        1996        167,760       50,000            --             25,000 (4)        98,374 (8)
 Group and Director

James J. Fahrner             1997        160,563         -0-             --               -0-              9,550
 Executive Vice              1996        153,125       40,000            --             95,000 (9)         9,250
 President and Chief         1995         78,542       20,000            --             45,000              -0-
 Financial Officer


(1) Amounts represent the dollar value of base salary earned by the named executive officer during the fiscal year covered as reported on the officer's W-2.

(2) The dollar value of perquisites provided to each of the named executive officers does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3) Represents the amount contributed to an account for the employee's benefit by the Company under the Company's 401(k) Savings Plan, unless otherwise indicated.

(4)  Represents  options  granted as replacement  options in connection with the
     December  16,  1996   repricing  of  options.   See  "Ten-Year   Option/SAR
     Repricings" below.

(5) Includes options to purchase 15,000 shares of the Company's Common Stock that were canceled in connection with the December 16, 1996 repricing of options. See "Ten-Year Option/SAR Repricings" below.

(6) Mr. Mercurio resigned as President-OEM Group and Director of the Company effective July 31, 1997.

(7) Represents $42,000 paid in consideration for a covenant not-to-compete and $9,550 contributed to Mr. Mercurio's account under the Company's 401(k) Savings Plan.

(8) Represents $72,000 paid in consideration for a covenant not-to-compete and $26,374 contributed to Mr. Mercurio's account under the Plastic Trim Profit Sharing Retirement Plan.

(9) Includes options to purchase 25,000 shares of the Company's Common Stock that were canceled in connection with the December 16, 1996 repricing of options. See "Ten-Year Option/SAR Repricings" below.


     AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
     AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning (i) each exercise of stock options during the fiscal year ended December 31, 1997 by each named executive officer of the Company and (ii) the value of unexercised stock options held by such persons as of December 31, 1997:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                                  Value of
                                                                                                Unexercised
                                                                      Number of                 In-the-Money
                                                                 Unexercised Options             Options at
                                  Shares                         at December 31, 1997        December 31, 1997
                                 Acquired          Value             Exercisable/               Exercisable/
Name                           on Exercise       Realized           Unexercisable            Unexercisable (1)
----                           -----------       --------        --------------------        -----------------

John Psarouthakis                   --              --              65,000/45,000                   0/0
Donna L. Bacon                    2,000             750             31,750/26,250                   0/0
C. William Mercurio                 --              --                        0/0                   0/0
James J. Fahrner                  1,000             562             27,750/41,250                   0/0


(1) In calculating the value of unexercised in-the-money options at December 31, 1997, the Company used a market value of $5.5625 per share, the closing price for shares of Common Stock on the Nasdaq National Market on December 31, 1997.



     TEN-YEAR OPTION/SAR REPRICINGS

     On December 16, 1996, the Board of Directors of JPE, Inc. acknowledged the effort that would be required from its key employees to implement changes at the Company's operations and to effect a successful turnaround of Pebra Inc., that was acquired on December 23, 1996. This Board of Directors determined that the most effective and economical method to motivate and reward such employees would be to reprice all outstanding options of then current, active employees. Therefore, the Board of Directors approved an option exchange for then current, active employees entitling such employees to cancel their outstanding options in exchange for new options with an exercise price of $7.25 per share, the fair market value of the Company's stock on the date of exchange. The new options were subject to the same vesting schedule as the canceled options, including the same vesting commencement date, with the same termination date; provided that if the canceled option was an incentive stock option, it became a non-qualified option.


                          JPE, Inc. Board of Directors



                                     Number of         Market                                         Length of
                                     Securities       Price of        Exercise                        Original
                                     Underlying       Stock at        Price at                       Option Term
                                      Options/        Time of          Time of                        Remaining
                                        SARs         Repricing        Repricing          New          at Date of
                                      Repriced           or              or            Exercise       Repricing
       Name               Date       or Amended      Amendment        Amendment         Price        or Amendment
       ----               ----       ----------      ---------        ---------        --------      ------------

John Psarouthakis       12/16/96       20,000          $7.25           $12.65           $7.25         1.92 years
                                       23,678           7.25            11.55            7.25         3.92 years
                                       66,322           7.25            10.50            7.25         8.92 years

C. William Mercurio     12/16/96       25,000           7.25            10.50            7.25         8.92 years


Donna L. Bacon          12/16/96       30,000           7.25            10.75            7.25         7.83 years
                                       15,000           7.25            10.50            7.25         8.92 years
                                       15,000           7.25             7.75            7.25         9.92 years

James J. Fahrner        12/16/96       30,000           7.25            14.00            7.25         8.58 years
                                       15,000           7.25            10.50            7.25         8.92 years
                                       15,000           7.25             9.875           7.25         9.67 years
                                       10,000           7.25             7.75            7.25         9.92 years



     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     During 1993, Section 162(m) of the Internal Revenue Code was enacted to limit the corporate deduction for compensation paid to each of the five most highly compensated executive officers of a publicly-held corporation to $1 million per year, unless certain requirements are met. The Compensation Committee has reviewed the impact of this legislation on the Company's executive compensation plans and concluded that this legislation should not apply to limit the deduction for executive compensation paid by the Company in 1997.

     REPORT OF COMPENSATION COMMITTEE

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

     INTRODUCTION AND ORGANIZATION

     The Compensation Committee of the Board of Directors, composed of non-employee directors, reviews and develops compensation programs for key management, evaluates executive performance, administers the Company's compensation programs and makes recommendations as to compensation matters to the Board of Directors.

     GENERAL POLICIES

     The Compensation Committee's overall compensation policy with regard to executive officers is to provide a compensation package that is intended to attract and retain qualified executives and to provide incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee implements this policy through base salaries, bonuses and grants of stock options, stock appreciation rights and restricted stock.

     BASE SALARIES

     Base salary is determined for each of the Company's key executives by the Compensation Committee based upon recommendations of the Company's Chief Executive Officer. Factors affecting executive salary determinations include experience, leadership, the Company's performance and achievements, individual initiative, performance and achievements and an evaluation of the responsibilities of the position held by the executive. No specific weighting of factors is used.

     BONUSES

     The Company awards its executive officers discretionary bonuses deemed appropriate by the Compensation Committee. Bonuses are intended to provide incentives to achieve the Company's financial and operational goals and increase shareholder value, as well as to recognize an executive's individual contributions to the Company. Factors affecting executive bonus determinations include an evaluation of the Company's results and the executive's initiative, performance and achievements, and the executive's salary. The Compensation
Committee does not use any specific weighting of factors. The Compensation Committee obtains recommendations from the Chief Executive Officer as to executive officer bonuses based on an evaluation of each individual executive's performance during the year.

     LONG-TERM INCENTIVES

     The Compensation Committee believes that executive ownership of the Company's stock, together with compensation plans that foster the alignment of management's interests with those of the Company's shareholders, are in the best interests of shareholders and management. Under the Company's 1993 Stock Incentive Plan, the Compensation Committee approved grants of stock options to executive officers and to other key employees. Awards under the 1993 Stock Incentive Plan are intended to provide participants with an increased incentive to make significant contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to facilitate attracting and retaining key employees of exceptional ability.

     The Compensation Committee's policy is to award stock options in amounts reflecting the participant's position and the ability to influence the Company's overall performance. In determining the size of individual awards, the Compensation Committee also considers the amounts of options outstanding and previously granted both in the aggregate and with respect to the optionee, the amount of shares remaining available for grant under the Company's stock incentive plan, the amount of stock owned by the executive and the aggregate amount of the current awards. Generally, the exercise price for stock options will be at or above the fair market value of the underlying shares on the date of the grant.

     OTHER COMPENSATION

     The Company has adopted certain employee benefit plans, including its 401(k) savings plan and health benefit plans, in which executive officers have been permitted to participate. Benefits under these plans are not directly or indirectly tied to the Company's performance.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Dr. Psarouthakis is determined based upon the same criteria as are used for other executive officers. Dr. Psarouthakis did not participate in the approval of his own compensation, but he did participate in the discussion of the Company's performance and he made recommendations concerning the compensation of executives reporting to him.

                                By the Compensation Committee


                                John F. Daly
                                Otto Gago
                                Donald R. Mandich


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was established in May 1993 and consists of Messrs. Daly, Gago and Mandich, each of whom has been an director of the Company since that date. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries.


     STOCK PERFORMANCE GRAPH

     The following table compares the cumulative return since October 1993 (the date of the Company's initial public offering) on a hypothetical investment in JPE, Inc. (JPEI), the Nasdaq National Market (U.S.) Index and other motor vehicle equipment manufacturers and distributors. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
               Among JPE, Inc., The Nasdaq Stock Market-US Index
                                and a Peer Group

                               10/27/93   12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
                               --------   --------     --------     --------     --------     --------

JPE, Inc.                       100.00     106.52        82.61        84.78        61.96        48.37

Peer Group                      100.00     124.13        80.60        71.42        96.31       114.81

Nasdaq Stock Market - U.S.      100.00     100.18        97.93       138.49       170.34       209.03

* $100 invested on 10/27/93 in stock or Index - including reinvestment of dividends. Fiscal year ending December 31.



     Assumes $100 invested on October 27, 1993 in JPE, Inc., Nasdaq National Market (U.S.) Index and other motor vehicle equipment manufacturers and distributors (APS Holding Corp., Excel Industries, Hahn Automotive Warehouse, MascoTech, Inc., Simpson Industries, Inc., Standard Products Co., and Tower Automotive), weighted for market capitalization.

     Total  return  equals  price   appreciation   plus  dividends  and  assumes
reinvestment of dividends.


     SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company's Directors and Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, Executive Officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the 1997 fiscal year, all Section 16(a) filing requirements applicable to its Directors, Executive Officers and 10% owners were met, except that Dr. Psarouthakis failed to timely report a charitable contribution of 10,000 shares of the Company's common stock that he made in July 1997. This transaction was reported in December 1997.


                                II. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     PricewaterhouseCoopers L.L.P. is the independent public accountant for the Company and its subsidiaries and has reported on the Company's consolidated financial statements for the fiscal year ended December 31, 1997. The Company's independent public accountant is appointed by the Company's Board of Directors after receiving recommendations from the Audit Committee. PricewaterhouseCoopers L.L.P. has been reappointed as independent public accountant for the Company for fiscal year 1998.

     Representatives from PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.


OTHER PROPOSALS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.


SHAREHOLDER PROPOSALS

     Section 14a-8 of the Securities Exchange Act of 1934 contains the rules for including a shareholder proposal in the Company's proxy statement and on the related form of proxy. The deadline for submitting a shareholder proposal pursuant to Rule 14a-8 for the Company's 1999 Annual Meeting scheduled for on or about May 19, 1999, is December 20, 1998. Shareholder proposals outside the process provided in Rule 14a-8 are not required to be included in the Company's proxy statement and form of proxy, but must be received by the Company no later than March 5, 1999 in order to be considered timely. All shareholder proposals should be sent to the attention of the Company's Secretary.


FORM 10-K

     The Company will provide, upon written request, any exhibit to the Form 10-K upon payment of $.05 per page, the reasonable expense of furnishing such exhibits. Such requests should be sent to the attention of the Company's Secretary, JPE, Inc. 775 Technology Drive, Suite 200, Ann Arbor, MI 48108.


                                       By Order of the Board of Directors


                                       Donna L. Bacon, Secretary


Dated:  August 31, 1998

                                    JPE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               September 30, 1998

P    The undersigned  hereby appoints John  Psarouthakis and Donna L. Bacon, and
R each of them, with full power of substitution, the proxies of the O undersigned to vote the shares of the undersigned at the Annual Meeting of X Shareholders of JPE, Inc. to be held September 30, 1998, and at any
Y    adjournment thereof, on all matters properly coming before such meeting.

     1.  ELECTION OF DIRECTORS:                  (change of address)

         David E. Cole                   -------------------------------------
         John F. Daly                    -------------------------------------

                                          (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card.)



You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

                                                               SEE REVERSE SIDE

/X/ Please mark your votes           THIS PROXY IS  SOLICITED  ON BEHALF OF THE
    as in this sample.            BOARD  OF  DIRECTORS   AND,   WHEN   PROPERLY
                                  EXECUTED,   WILL  BE  VOTED  IN  THE   MANNER
                                  DIRECTED    HEREIN    BY   THE    UNDERSIGNED
                                  SHAREHOLDER.  IF NO DIRECTION  IS MADE,  THIS
                                  PROXY WILL BE VOTED FOR THE  ELECTION  OF THE
                                  NOMINEES FOR THE DIRECTORS NAMED  HEREIN.  IN
                                  THEIR DISCRETION,  THE PROXIES ARE AUTHORIZED
                                  TO  VOTE  UPON  SUCH  OTHER  BUSINESS  AS MAY
                                  PROPERLY  COME BEFORE THE MEETING,  INCLUDING
                                  THE  ELECTION  OF ANY  PERSON TO THE BOARD OF
                                  DIRECTORS  WHERE A NOMINEE NAMED IN THE PROXY
                                  STATEMENT  IS UNABLE  TO SERVE  OR,  FOR GOOD
                                  CAUSE,  WILL  NOT SERVE, AND  WITH RESPECT TO
                                  PROPOSALS  FROM  SHAREHOLDERS  THAT WERE  NOT
                                  RECEIVED ON OR BEFORE AUGUST 17, 1998.


                               FOR     WITHHELD        NOMINEES:
1. Election of                                         David E. Cole
   Directors                  /  /       /  /          John F. Daly


   For, except vote withheld from
   the following nominee(s):

   ------------------------------


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated August 31, 1998 and ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.


SIGNATURE(S)                         DATE
            ----------------------       -------------   PLEASE MARK, SIGN, DATE
                                                         AND RETURN  THIS  PROXY
                                                         CARD PROMPTLY USING THE
                                                         ENCLOSED ENVELOPE.

NOTE:Please sign exactly as name appears hereon.  Joint owners should each sign.
     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.